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                       TEXAS LIQUIDS, LLC
                         Balance Sheet
                        At June 30, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                                                $ 0.3
 Accounts receivable and unbilled revenues                                                             3.4
 Inventory                                                                                        5.0
 Prepaid expenses                                                                                 0.2
                                                                                                               -----
                   Total current assets                                                                          8.9
                                                                                                               -----
 Goodwill                                                       $                                 0.3
                                                                                                                         -----
                   Total assets                                                                      $ 9.2
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable                                     $ 3.9
 Note payable to affiliate                                                                                  0.9
 Other accrued expenses                                                                                     1.2
                                                                                                                    -----
                   Total current liabilities                                                                6.0

 Members' equity                                                       3.2
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $ 9.2
                                                                                                                    =====


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